040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150151858-86**
	Filing Date and Time **04/01/2015 5:22 PM**
	Entity Number **E0163732015-4**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CAPSTONE SYSTEMS INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

MANAGEMENT SERVICES ASSOCIATES LLC
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
525 SWALLOW CV	BOULDER CITY	Nevada	89005

Mailing Address (if different from street address)	City	State	Zip Code
525 SWALLOW CV	BOULDER CITY	Nevada	89005

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) JURE PERKO
Name

Street Address	City	State	Zip Code
242 DOLENJSKA CESTA	LJUBLJANA, SVN	SV	1000

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JURE PERKO — Name
X JURE PERKO — **Incorporator Signature**

Address	City	State	Zip Code
242 DOLENJSKA CESTA	LJUBLJANA, SVN	SV	1000

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X MANAGEMENT SERVICES ASSOCIATES LLC — 4/1/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.